AMENDED POST-PETITION LOAN AGREEMENT


     THIS AMENDED POST-PETITION LOAN AGREEMENT (the "Amended Agreement"), made and entered into this _____ day of April, 1997, by and between PEMBROOKE HOLDING CORPORATION ("Pembrooke"), with offices located at 25 Montgomery Street, New York, New York, and PETRO UNION, INC. (the "Debtor"), with offices located at 123 Main Street, Suite 300, Evansville, Indiana 47708.

                           W I T N E S S E T H:

     WHEREAS, the Debtor filed a voluntary petition pursuant to Chapter 11 of Title 11 of the United States Code (the "Bankruptcy
Code") on May 13, 1996 (the "Filing Date") in the United States
Bankruptcy Court for the Southern District of Indiana (the
"Bankruptcy Court"); and

     WHEREAS, since the Filing Date, the Debtor has continued in possession and management of its property as a Debtor-in-Possession pursuant to 11 U.S.C. Sections 1107 and
1108; and

     WHEREAS, the Debtor is currently engaged in oil drilling activities in various states; and

     WHEREAS, on the 16th day of July, 1996, Pembrooke and the Debtor entered into a Post-Petition Loan and Sale Agreement (the
"Agreement") which was approved in part by the Bankruptcy Court on the 15th day of August, 1996; and

     WHEREAS, the Debtor has requested an extension of certain terms and conditions of the Post-Petition Loan and Pembrooke has agreed to such extension upon certain terms and conditions set forth in this Amended Agreement; and

     WHEREAS, the parties wish to restate the terms and conditions of the Agreement upon which Pembrooke will agree to an extension of payment on the original Promissory Note as approved by the Bankruptcy Court, and to mutually seek immediate approval of the terms and conditions of the modification of the original Post-Petition Loan and Sale Agreement as approved by the Bankruptcy Court on August 15, 1996.

     NOW, THEREFORE, in consideration of the promises and mutual obligations set forth and other good and valuable consideration, the parties agree as follows:

                               I.  The Loan.

     1.01. Subject to the terms and conditions hereof, Pembrooke shall extend the existing loan of One Hundred Fifty
Thousand Dollars ($150,000.00) (the "Loan").

     1.02. From the 16th day of March, 1997, Pembrooke shall extend the term of the Loan as evidenced by the Promissory Note, which was executed pursuant to the terms and conditions of the Agreement (the "Note"), for an initial term of ninety (90) calendar days by a Renewal Promissory Note (the "Renewal Note") in form and content substantially similar to that previously executed by the Debtor to Pembrooke.

     1.03. At the sole and exclusive election of the Debtor, and under the express condition that there be no default as defined in this Amended Agreement and no default by the Debtor under its Consulting Agreement with the principal of Pembrooke, the Debtor may extend for an additional ninety (90) calendar days the term for the repayment of the Renewal Note. Notice of any extension of the Renewal Note shall be provided by the Debtor, in writing, to Pembrooke at least three (3) business days prior to the ending date of the initial ninety (90) day extension.

     1.04. The Note, subject to this Amended Agreement, shall bear interest at the rate of eight (8%) percent per annum from the 16th day of September, 1996, until paid in full.

     1.05. Upon the entry of a final order confirming a Plan of Reorganization for the Debtor by the Bankruptcy Court, Pembrooke shall: (1) Have the Loan and any accrued interest converted to common stock of the Debtor at the ratio of $0.125 Cents per share; (2) Have an agreed sum of Seventy-Five Thousand Dollars ($75,000.00) converted to common stock of the Debtor at the ratio of $0.25 Cents per share; and (3) Have a continuing assignment (the "Assignment") of a ten (10%) percent interest in any royalties, profits or proceeds derived from the development or sale of the Monroe County Reserves (as defined in Sec. 202 of this Amended Agreement) by the Debtor or Calox Corp., as provided in the second sentence of Sec. 203 of the Agreement.

               II.  Continuation of Superpriority Expenses,
                            Claim and Mortgage.

     2.01. Pembrooke shall continue to have a superpriority administrative claim pursuant to 11 U.S.C. Sec.364(c)(1) equal to the amount of the Loan plus any accrued interest. The superpriority administrative claim shall have priority in payment over all other obligations or liabilities now in existence or incurred hereafter by the Debtor and all expenses of the kind specified in 11 U.S.C. Sec.503(b) or 11 U.S.C. Sec.507(b), subject only to the payment of professional fees incurred by the Debtor's Title 11 case as fixed and determined by the Bankruptcy Court and quarterly fees owed to the Office of the United States Trustee under Title 28 of the United States Code.

     2.02. In addition to the foregoing, Pembrooke shall continue to maintain as security for the prompt and full payment of the Loan, the Mortgage previously executed in favor of Pembrooke by Calox Corporation, the subsidiary of the Debtor. Said Mortgage shall continue to cover the fifty (50%) percent interest in certain limestone reserves owned by Calox Corporation in Monroe County, Indiana (hereinafter the "Monroe County Reserves"). Any further costs and expenses in preparing and filing any security documentation, including extensions of Mortgage, if any, shall be the sole responsibility of the Debtor or Calox Corporation.

                          III.  Representations.

     In order to induce Pembrooke to provide the extension of the Loan contemplated by this Amended Agreement, the Debtor reaffirms the representations and warranties previously made to Pembrooke solely to the extent set forth below:

     3.01. Corporate Authority. The execution, delivery and performance of this Agreement, the transactions contemplated hereby, and the Mortgage and the Assignment with respect to the Monroe County Reserves are within the corporate power and authority of the Debtor and its affiliate, Calox Corporation, and have been authorized by all necessary corporate proceedings, and do not and will not (i) require any consent or approval of the shareholders of the Debtor or Calox Corporation; (ii) contravene any provision of the charter documents or by-laws of the Debtor or Calox Corporation, or any law, rule regulation applicable to the Debtor or Calox Corporation; (iii) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Debtor or Calox Corporation; or (iv) result in or require the imposition of any encumbrance on any of the properties, assets or rights of the Debtor or Calox Corporation except as contemplated hereby.

     3.02. Valid Obligations. This Agreement, the Mortgage, and the Assignment with respect to Monroe County Reserves are and will be the legal, valid and binding obligations of the Debtor or Calox Corporation as approved by the Bankruptcy Court, enforceable in accordance with their respective terms, notwithstanding any bankruptcy, insolvency, reorganization, moratorium and/or other laws affecting the enforcement of the creditors' rights generally.

     3.03. Consents or Approvals. The execution, delivery and performance of this Agreement, the transactions contemplated hereby, including the Mortgage and the Assignment with respect to the Monroe County Reserves do not require and will not require approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, other than the Bankruptcy Court.

                        IV.  Borrower's Covenants.

     So long as the Loan remains outstanding, the Debtor covenants as follows:

    4.01. Information. The Debtor will deliver to Pembrooke all information concerning the business of the Debtor as Pembrooke shall reasonably request and provide Pembrooke and Pembrooke's counsel with copies of all operating reports as may be filed with the Bankruptcy Court. All financial information provided hereunder other than public filings with the Bankruptcy Court, Securities Exchange Commission, or otherwise shall be deemed confidential and shall not be released to any third party without the written consent of the Debtor.

     4.02. Compliance with Laws. The Debtor shall duly observe and comply in all material respects with all applicable laws and requirements of any governmental authorities relative to: (i) its corporate existence, rights, licenses, and franchises; (ii) the conduct of its business and its property and assets; and (iii) shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business.

     4.03. Maintain Properties and Insurance. The Debtor shall maintain good and marketable title to the Monroe County Reserves, and maintain its equipment and machinery in good repair, working order and condition as required for the normal conduct of its business, normal wear and tear accepted, and shall adequately insure same and name Pembrooke as an additional insured or loss payee (as the case may be) on all such insurance and provide Pembrooke with written confirmation of same.

     4.04. Taxes. The Debtor shall pay or cause to be paid all taxes, assessments or governmental charges on or against it or the properties on or prior to the date when they become due arising subsequent to the Filing Date; provided, that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted principles if no lien shall have been filed to secure such tax, assessment or charge.

     4.05. Inspection. The Debtor shall permit Pembrooke or its designee(s), at any reasonable time and at reasonable intervals of time, and upon reasonable notice (or if an event of default shall have occurred and is continuing at any time and without prior notice) for the purpose of ascertaining compliance with this Agreement, to (i) visit and inspect the properties of the Debtor, (ii) examine and make copies of and take abstract from the books and records of the Debtor and (iii) discuss the affairs, finances and accounts of the Debtor with their appropriate officers, employees and accountants.

     4.06. Preservation of Corporate Existence. The Debtor shall maintain the corporate existence of each of the Debtor and Calox Corporation, their respective rights, franchises and privileges, and cause each to qualify and remain qualified as a foreign corporation in each jurisdiction in which qualification is necessary in view of their respective business and operations.

     4.07. Payment of Debts. The Debtor shall pay and discharge all taxes, assessments and governmental charges or levies imposed upon the Debtor, its income or profits and any property belonging to it and make timely payment of its other obligations and debts, and all lawful claims which if unpaid might become a lien or a charge upon any properties of the Debtor, other than the indebtedness existing immediately prior to the Filing Date which is stayed by the bankruptcy proceeding.

     4.08. Maintenance of Insurance. The Debtor shall maintain insurance with reputable and licensed insurance companies, in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Debtor operates.

     4.09. Records and Books of Account. The Debtor shall keep accurate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all transactions of the Debtor, and give Pembrooke and its representatives access to all of the same and all other corporate records of the Debtor during normal business hours and upon reasonable prior notice.

     4.10. Filing of a Plan of Reorganization and Disclosure Statement. The Debtor shall proceed in a reasonable time and manner to file a Plan of Reorganization and Disclosure Statement with the Bankruptcy Court. Any such Plan of Reorganization or Disclosure Statement shall expressly incorporate this Amended Agreement in its entirety and be fully consistent with all of the terms hereof.

                   V.  Calox Corporation's Covenants.

     5.01. So long as Pembrooke shall have any secured debt with the Debtor, Calox Corporation covenants that it will not assign, encumber, hypothecate, mortgage or otherwise dispose, sell and/or transfer any interest in the Monroe County Reserves without the prior written consent and authorization of Pembrooke. Pembrooke shall have (i) the right of first refusal in the event Calox Corporation proposes to sell the Monroe County Reserves to a third party and (ii) the first option to purchase the Reserves from Calox for a period of twenty-four (24) calendar months from the Court's entry of an Order confirming a Plan of Reorganization for the Debtor for a sum of not less than Three Million Five Hundred Thousand Dollars ($3,500,000.00) nor more than Four Million Five Hundred Thousand Dollars ($4,500,000.00). Notwithstanding the foregoing, Calox Corporation may mortgage its remaining fifty (50%) percent interest in the Monroe County Reserves which is not subject to Pembrooke's Mortgage, without Pembrooke's written consent, provided any such mortgage does not violate the terms of the Assignment.

                               VI.  Default.

     6.01. The following shall constitute an "Event of Default":

          (a) if there is a default in: (i) the payment of the Loan due Pembrooke by the Debtor as provided herein, or (ii) Debtor's performance of its Consulting Agreement described in Article 8 of this Agreement; or

          (b) any violation or breach of the representation(s) and covenant(s) made by the Debtor hereunder or with respect to the Mortgage or Assignment pertaining to the Monroe County Reserves; or

          (c) there shall occur any material adverse change in the assets, liabilities, financial condition, business or prospects of the Debtor, as determined in good faith; or

          (d) appointment of a Trustee or other fiduciary for the Debtor or the property of the estate of the Debtor; or

          (e) conversion of the Debtor's Chapter 11 case to a case under Chapter 7 of the Bankruptcy Code.

     6.02. If an Event of Default occurs which is not cured within ten (10) business days after written notice to the Debtor and its counsel (other than (i) non-monetary defaults which are not subject to cure and (ii) any defaults under the Consulting Agreement, none of which are subject to cure), then the Loan shall become immediately due and payable with all accrued interest (the "Accelerated Debt") and Pembrooke shall be authorized to move before the Bankruptcy Court on an expedited basis to obtain payment of its super-priority claim granted hereunder or foreclose on the Mortgage pertaining to the Monroe County Reserves after providing three (3) days' notice to the Debtor and its counsel, counsel to the Official Committee of Unsecured Creditors if appointed in the Debtor's Chapter 11 case, the Office of the United States Trustee and any other party-in-interest filing a notice of appearance and request for service of papers in the Debtor's bankruptcy case, by telefax or overnight delivery.

                     VII.  Bankruptcy Court Approval.

     7.01. This Amended Agreement and the transactions contemplated hereby are subject to the approval of the Bankruptcy Court having jurisdiction over the Debtor's Chapter 11 case and the Debtor shall move promptly to obtain such approval on notice to all necessary creditors and other parties-in-interest as required by applicable bankruptcy law and rules.

     7.02. This Amended Agreement shall become binding and effective upon the entry of a final Order of the Bankruptcy Court having jurisdiction over the Debtor's Chapter 11 case, authorizing, inter alia, the Debtor to enter into this Amended Agreement and the transactions contemplated herein, and granting Pembrooke a super-priority administration expense claim pursuant to Sec. 364(c)(1) of the Bankruptcy Code and Mortgage pertaining to the Monroe County Reserves.

                            VIII.  Consulting.

     8.01. Norman Alston, the principal of Pembrooke, has rendered certain services to the Debtor to aid in the completion of a Plan of Reorganization which can be confirmed by the Bankruptcy Court. Further, Mr. Alston, as the principal of Pembrooke, covenants and warrants that he will continue to work with the Debtor in the same capacity. Compensation for the services rendered, and upon completion of the rendition of the services to be performed shall be awarded a total of Four Hundred Thousand (400,000) shares of the Debtor. Said shares shall be transferred to Mr. Alston in the following manner:

          (a) Within two (2) business days after the entry of a final Order Approving this Amended Agreement, the Debtor shall register under the Securities Act of 1933 on a form S-8 registration statement Four Hundred Thousand (400,000) share of its common stock and transfer Two Hundred Thousand (200,000) of said shares of stock to Mr. Alston. When issued, said shares of stock shall be deemed fully paid and non-assessable for the services which Mr. Alston has rendered as of the 16th day of March, 1997.

          (b) At the end of ninety (90) days from the entry of the final Order by the Bankruptcy Court, the Debtor shall transfer the remaining Two Hundred Thousand (200,000) of S-8 shares of stock to Mr. Alston. When issued, said shares of stock shall be deemed fully paid and non-assessable, for any and all additional services rendered by Mr. Alston after March 16, 1997 through the date of issuance.

             IX.  Termination of Other Terms and Conditions of
                            Original Agreement.

     9.01. By the agreement between the Debtor and Pembrooke, this Amended Agreement shall constitute the entirety of the terms and conditions of their agreement and does hereby replace, in full, the terms and conditions of the original Agreement, as approved by the Bankruptcy Court on the 15th day of August, 1996, except to the extent otherwise approved and continued herein. In the event there is any discrepancy or alleged ambiguities between the two (2) Agreements, the terms and conditions of this Amended Agreement shall be deemed controlling.

     9.02. Termination of All Other Interests. Upon the execution of this Amended Agreement and the approval of this Amended Agreement by the Bankruptcy Court by final Order, neither Pembrooke, or its principal, Norman Alston, shall have any rights to acquire any other shares of stock, debentures, warrants, or any other interests of the Debtor, or any Reorganized Debtor, except to the extent set forth in this Amended Agreement.

                       X.  Miscellaneous Provisions.

     10.01. All notices to be given hereunder shall be in writing and deemed given if sent by a combination of overnight mail and facsimile transmission addressed to the parties set forth herein and their respective attorneys or such other addresses as may be used from time to time.

     10.02. If any provision of this Amended Agreement shall be determined to be invalid or unenforceable, it shall be the intent and understanding of the parties that the remainder of this Amended Agreement shall continue in full force and effect.

     10.03. This Amended Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and there are no agreements, representations, promises, inducements or warranties, by whomever made, other than those set forth, provided for or referred to herein.

      10.04. This Amended Agreement is binding and enforceable on the parties' respective successors or assigns (including any trustee or other fiduciary appointed as a legal representative of the Debtor or with respect to the property of the estate of the Debtor).

     10.05.    This Amended Agreement may be signed in
counterpart by facsimile signature.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended Post-Petition Loan and Sale Agreement as of the day and year first above written.

                              PEMBROOKE HOLDING CORPORATION


                              BY:

                              ITS:


                              PETRO UNION, INC.


                              BY:

                              ITS: